Exhibit 10.76

SECURITY AGREEMENT

This Security Agreement (“Agreement”) is made as of the 30th day of June, 2006 by and among BULLDOG TECHNOLOGIES, INC., a Nevada corporation (“Company”), the principal office of which is located at 301-11120 Horseshoe Way, Richmond, British Columbia, Canada V7A 5H7, the subsidiaries of the Company set forth on Schedule A annexed hereto (individually a “Subsidiary” and collectively the “Subsidiaries”) and TRELLUS PARTNERS, LP, a Delaware limited partnership (the “Noteholder”).

RECITALS

WHEREAS, the Company has completed the offer and sale of that certain Promissory Note dated as of the date hereof (the “Note”) to Noteholder; and

WHEREAS, as a condition to the issuance of the Note, and in order to induce Noteholder to purchase the Note and make the loan as represented by the Note, the Company has agreed to grant to Noteholders a security interest and lien in and to all of the Company’s assets for purposes of securing payment and performance of its obligations under the Note and this Security Agreement, as the same may be amended, modified, supplemented, restated, extended, renewed or refinanced at any time or from time to time in accordance with their terms (the “Secured Obligations”).

NOW, THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

1.               Grant of Security Interest. To secure to the Noteholder the prompt and full payment and performance of the Secured Obligations, the Company and the Subsidiaries hereby grant to Noteholder a continuing security interest and lien in and to all of the assets of the Company and the Subsidiaries of all kinds and descriptions, wherever the same may now or hereafter be located, now existing and/or owned and hereafter arising or acquired, or in which the Company or the Subsidiaries may acquire an interest (to the extent of such interest), including, without limitation: all (i) accounts; (ii) chattel paper; (iii) contract rights; (iv) documents; (v) general intangibles, including, without limitation, all rights to receive payment of money or property not constituting “accounts” under the UCC (as defined below), whether under any contract, undertaking or arrangement or pursuant to any law rule or regulation (including, without limitation, tax refunds, condemnation and damage awards, judgments, royalties and license fees), all trade secrets, proprietary information, trade names, copyrights, copyright applications, patent applications, patents, trademarks, trademark registrations, computer software, service marks and applications therefore and all other rights, interests and property generally understood to constitute intellectual property and all rights as licensor or licensee under intellectual property license agreements (including, without limitation, all patent applications) (vi) instruments; (vii) equipment; (viii) inventory; (ix) goods; (x) (to the extent not otherwise included in clause (vii) above) equipment, fixtures, furniture and furnishings now or hereafter located upon any real property of the Company and/or the Subsidiaries, and used or usable in connection with any future occupancy or use of such property; (xi) deposits and any other indebtedness at any time held or owing by any bank to or for the credit or the account of the Company and/or the Subsidiaries; (xii) claims or payments made under any insurance policy;  (xiii) investment property (as defined in the UCC), including, without limitation, rights in investment securities, whether certificated or uncertificated and rights in securities commodities accounts; (xiv) interest of the Company and/or the Subsidiaries in any goods, the sale or lease of which shall have given or shall give rise to, and in all guaranties and other property securing the payment of or performance under, any accounts, contracts, general intangibles or any chattel paper or instruments referred to above; (xv) all replacements, substitutions, additions or accessions to or for any of the foregoing; (xvi) (to the extent related to the property described above) books, files, records and other papers and documents, including, without limitation, to the extent so related, all tapes, computer runs, computer programs and other papers and documents in the possession or control of the Company and/or the Subsidiaries or any computer bureau from time to time acting for the Company and/or the Subsidiaries; (xvii) (to the extent not otherwise included) all attachments, accessories, accessions, substitutions and replacements of or to any or all of the foregoing types of tangible Collateral (as defined below); and (xviii) (to the extent not otherwise included) proceeds and products of any and all of the foregoing (collectively, the “Collateral”). Noteholder will file, and the Company consents to such filing, the appropriate forms to perfect Noteholder’s security interest in the Collateral in compliance with the UCC under the laws of the State of New York. “UCC,” as used herein, means the Uniform Commercial Code as in effect on the date of this Agreement in the State of New York.

2.             Subordination of Secured Obligations to Senior Debt. The payment and lien of any and all Secured Obligations is expressly subordinated to any and all Senior Debt. The term “Senior Debt” refers to those convertible promissory notes issued by the Company to various lenders on February 24, 2006.

3.             Covenants and Warranties. The Company and each Subsidiary represents and warrants to the Noteholder, and covenants and agrees with Noteholder as follows for purposes of this Section 2 (the term “the Company” shall be deemed to refer to the Company and each Subsidiary):

(a)          The Company is the sole owner of the Collateral, free and clear of any liens, security interests or other encumbrances other than the following liens (collectively, the “Permitted Liens”): (i) statutory liens of landlords, carriers, warehousemen, processors, mechanics, materialmen or suppliers incurred in the ordinary course of business and securing amounts not yet due or declared to be due by the claimant thereunder, (ii) liens or security interests in favor of the Noteholder, (iii) zoning restrictions and easements, rights of way, licenses, covenants and other restrictions affecting the use of real property that do not individually or in the aggregate have a material adverse effect on Company’s ability to use such real property for its intended purpose in connection with Company’s business, (iv) liens securing the payment of taxes or other governmental charges not yet delinquent or being contested in good faith and by appropriate proceedings, (v) liens incurred or deposits made in the ordinary course of Company’s business in connection with capitalized leases or purchase money security interests for purchase of, and applying only to, equipment, (vi) deposits to secure performance of bids, trade contracts, leases and statutory obligations (to the extent not excepted elsewhere herein), (vii) liens set forth on Schedule B attached hereto; (viii) any lien arising out of the refinancing, extension, renewal or refunding of any indebtedness secured by any lien permitted by any of the foregoing sections (v) or (vi) provided that (a) such indebtedness is not secured by any additional assets and (b) the amount of such indebtedness is not increased; (ix) pledges or deposits in connection with worker’s compensation, unemployment insurance and other social security legislation; (x) grants of security and rights of setoff in deposit accounts, securities and other properties held at banks or financial institutions to secure the payment or reimbursement under overdraft, acceptance and other facilities; (xi) rights of setoff, banker’s lien and other similar rights arising solely by operation of law); and (xii) any Senior Debt.

(b)         The execution and performance of this Agreement does not conflict with or result in a breach of, in each case, in all material respects, any agreement to which the Company is bound;

(c)          The Company will not (i) change the location of its chief executive office or other places of business or remove its books and records from such location, or (ii) remove any equipment or inventory from any location in which it may be located (except for sales in the ordinary course of business or to move such equipment and inventory to another location of Company, (c) change its identity or corporate structure to such an extent that any financing statement filed by or on behalf of Noteholder would become misleading, unless, in each of the foregoing cases the Company shall have given Noteholder at least 30 days prior written notice thereof in reasonable detail and shall do all things necessary to maintain the priority status of the security interest in the Collateral contemplated hereby;

(d)         No security agreement or financing statement with respect to all or any part of the Collateral is on file or of record in any public office, except security agreements or financing statements in respect of Permitted Liens. When appropriate financing statements have been filed by or on behalf of Noteholder against the Company, the security interest granted pursuant to this Agreement will constitute a perfected security interest (to the extent such liens can be perfected by filing) in the Collateral in favor of the Noteholder, which security interest will be prior to all other security interests in and liens on the Collateral (other than Permitted Liens) and which security interest is enforceable as such against all creditors of the Company (other than creditors of the Company who are holders of Permitted Liens);

(e)          The Company agrees to pay, and to hold the Noteholder harmless from, any and all liabilities, costs and expenses: (i) with respect to fees, taxes or other costs incurred with respect to recording UCC financing statements and (ii) in connection with any of the transactions contemplated by this Agreement or the enforcement of Noteholders’ rights hereunder, except those liabilities, costs and expenses arising out of the gross or willful misconduct of Noteholder. In any suit, proceeding or action brought by the Noteholder under any account for any sum owing thereunder, or to enforce any provisions of any account for any sum owing thereunder, or to enforce any provisions of any account or contract, the Noteholder shall be indemnified by the Company from and against all expense, loss or damage suffered by the Noteholder in any such action, except for expenses, loss or damage arising out of the gross or willful misconduct of the Noteholder (in the case of indemnified amounts which would otherwise be owing to the Noteholder);

(f)          All information heretofore, herein or hereafter supplied to the Noteholder by or on behalf of the Company with respect to the Collateral is accurate and complete in all material respects;

(g)         Any subsidiary formed or acquired by the Company shall, upon the formation or acquisition thereof, join and be bound by this Agreement in the same manner and to the same extent as the Company; and

(h)         Other than Permitted Liens, neither the Company nor any Subsidiary shall grant or cause to be created a security interest in any of its respective assets or the Collateral which is senior to or granted a priority greater than the security interest granted hereunder; further, in the event that a Permitted Lien as provided in Section 2A(vi) expires, terminates or is discharged, neither the Company nor any Subsidiary shall grant a security interest in their assets to any person which is not subordinate in right of payment and collection to the security interest of the Noteholder.

4.             Inspection Rights. The Company hereby grants to the Noteholder and its respective employees, representatives and agents the right to visit, during reasonable hours upon prior reasonable written notice to the Company, any of the Company’s properties and/or facilities holding, utilizing and/or representing any of the Collateral, and to inspect the records relating thereto upon reasonable written notice to the Company but so long as no Event of Default had occurred and is then continuing, Noteholder shall visit such properties and/or facilities no more than two (2) times during any twelve (12) month period.

5.             Further Assurances; Attorney in Fact. At any time and from time to time, upon the written request of Noteholder, at the sole expense of the Company, the Company will promptly and duly execute and deliver such further instruments and documents and take such further action as Noteholder may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the UCC in effect in any jurisdiction with respect to the liens created hereby. The Company hereby authorizes Noteholder to file any such financing or continuation statement without the signature of the Company, as the case may be, to the extent permitted by applicable law, and the Noteholder agrees to provide the Company with a copy of any such statement filed by Noteholder. The Company hereby irrevocably appoints Noteholder as the Company’s attorney in fact for the purpose of signing the Company’s name to any such financing and continuation statements. A carbon, photograph or other reproduction of this Security Agreement shall be sufficient as a financing statement for filing in any jurisdiction where allowed under applicable law.

6.             Events of Default. The occurrence of any of the following shall constitute an Event of Default under this Agreement:

(a)          An Event of Default (as defined in the Note) occurs under the Note; or

(b)         The Company breaches, in any material respect, any warranty, representation, covenant or agreement made by the Company in this Agreement which breach is not cured in a timely manner as provided herein.

7.             Remedies. Following the occurrence and during the continuation of an Event of Default, without limiting the generality of the remedies available to Noteholder, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Company (all and each of which demand, presentments, protests, advertisements and notices are hereby waived), and subject to the rights of holders of any Senior Debt, Noteholder may exercise any and all rights and remedies of a secured party after default under the UCC, including, without limitation, in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of Noteholder or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Noteholder shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold. The Company further agrees, at Noteholder’s request, to assemble the Collateral and make it available to Noteholder at the places which Noteholder shall reasonably select, whether at the Company’s premises or elsewhere. Noteholder shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Noteolder hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as the Noteholder may elect; and only after such application and after the payment by the Noteholder of any other amount required by any provision of law, including, without limitation, any provision of the UCC, the surplus, if any, to the Company. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least five (5) days before such sale or other disposition. The Company shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the reasonable fees and disbursements of any attorneys employed by Noteholder to collect such deficiency.

8.             Attorneys’ Fees. If any action relating to this Agreement is brought by either party hereto against the other party, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements.

9.             Amendments. This Agreement may be amended only by a written instrument signed by the parties hereto.

10.          Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same instrument.

11.          Governing Law. This Agreement shall be governed by the laws of the State of New York, without regard for choice of law provisions thereof.

12.          Consent to Jurisdiction; Waiver of Jury Trial. The Company and the Noteholder each (i) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in the state or federal courts (as applicable) located in the State of New York, (ii) waives any objection which the Company may have now or hereafter based upon forum non conveniens or to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the courts of the State of New York in any such suit, action or proceeding. The Company and the Noteholder each further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the courts located in the State of New York and agree that service of process upon the Company and the Noteholder, shall be given by (A) certified or express mail, return receipt requested (and in such case shall be deemed effective three days after deposit in the United

States mail) or (B) by overnight courier service (and in which case shall be deemed effective upon delivery), will be deemed in every respect effective service of process upon the Company or the Noteholder, as the case may be, in any suit, action or proceeding. FURTHER, THE COMPANY AND THE NOTEHOLDER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION TO ENFORCE THIS AGREEMENT AND IN CONNECTION WITH ANY DEFENSE, COUNTERCLAIM OR CROSSCLAIM ASSERTED IN ANY SUCH ACTION.

13.          Notice. Any notice or other communication required to be given to any of the parties hereto shall be in writing and shall be given by (A) certified or express mail, return receipt requested (and in such case shall be deemed effective three days after deposit in the United States mail) or (B) by overnight courier service (and in which case shall be deemed effective upon delivery), to such party addressed at his or its address set forth opposite its signature on the signature page hereof. Notice to Noteholder shall be sent to the address of Noteholder as reflected in the books and records of the Company.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

COMPANY:

BULLDOG TECHNOLOGIES, INC.

By:	/s/ Robin Wald
Name: Robin Wald
Title: Chief Technology Officer and Acting Chief Executive Officer
Address: 301-11120 Horseshoe Way, Richmond, British Columbia, Canada V7A 5H7

NOTEHOLDER:

TRELLUS PARTNERS, LP

By:	/s/ ADAM USDAN
Name:	Adam Usdan
Title:	President
Address: 350 Madison Ave-9th Fl, NY, NY 10017
Attention: Tony Miller, CFO

SCHEDULE A

SUBSIDIARIES

Name	Principal Address
Bulldog Technologies (BC) Inc.

Bulldog Technologies Mexico, S.A. de C.V.

SCHEDULE B

PERMITTED LIENS

Name/Address of Holder	Nature of Secured Obligation	Principal Amount as of June 30, 2006